UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 29, 2020

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdictionof incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

480 Fernand Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

.Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 29, 2020, Loop Industries, Inc. (the “Company”) received notice from Coca-Cola Cross Enterprise Procurement Group (“CEPG”) of CEPG’s intention to terminate the Master Terms and Conditions Supply Agreement for Loop PET plastic, dated November 14, 2018 (the “MTC”), with such termination to be effective on December 14, 2020 (the “Notice”).

The MTC was a multi-year agreement that enabled members of CEPG (“Customers”) to enter into supply agreements with the Company for the purchase of Loop PET plastic from the Company’s as yet unfinished joint venture facility, to be established in Spartanburg, South Carolina with Indorama Ventures PCL to incorporate Loop™ PET plastic into its product packaging. Pursuant to the MTC, the Company would have had an opportunity to provide and deliver certain quantities of Loop™ PET plastic to Customers under supply agreements which incorporated the terms of the MTC.

CEPG advised the Company that it is terminating the MTC because the Company did not satisfy its first production milestone from the joint venture facility by July 2020 as required by the MTC. CEPG indicated in the Notice that it is open and interested in exploring a new framework agreement with the Company for North America and/or Europe.

The Company previously expected the commissioning of the joint venture facility in the third quarter of 2021. However, as previously disclosed, the Company now expects delays in the commissioning of the joint venture facility, which has been affected by the Covid-19 pandemic and the continued border closures and quarantine requirements between Canada and the U.S. The Company intends to engage with CEPG regarding the joint venture facility when it has more clarity on the commisioning as well as for our planned Infinite Loop European project.

The foregoing description of the terms of the MTC does not purport to be complete and is qualified in its entirety by reference to the full text of the MTC, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2018 and is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: November 4, 2020	By:	/s/ Daniel Solomita
Daniel Solomita
Chief Executive Officer and President